                                                                     EXHIBIT 1.1


                                                                       R&W DRAFT
                                                                         12/2/97
                                1,600,000 SHARES

                              GLEASON CORPORATION

                                  COMMON STOCK
                          (PAR VALUE $1.00 PER SHARE)

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                          , 1997
                                                           ---------------


FURMAN SELZ LLC
MCDONALD & COMPANY SECURITIES, INC.
ABN AMRO CHICAGO CORPORATION
c/o Furman Selz LLC
230 Park Avenue
New York, New York 10169

Dear Sirs:

          1. INTRODUCTION. Gleason Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Underwriters") an aggregate of 400,000 shares (the "Company Shares") of the Company's Common Stock, par value $1.00 per share (the "Common Stock"). The stockholders listed in Schedule II hereto (the "Selling Stockholders") propose severally to sell to the several Underwriters an aggregate of 1,200,000 outstanding shares of Common Stock. The 400,000 shares of Common Stock to be sold by the Company and the 1,200,000 shares of Common Stock to be sold by the Selling Stockholders are referred to herein as the "Firm Shares." The Company also grants to the several Underwriters the option to purchase up to an aggregate of not more than 60,000 additional shares of Common Stock. One of the Selling Stockholders also grants to the several Underwriters the option to purchase up to an aggregate of not more than 64,484 additional shares of Common Stock. The 60,000 additional shares of Common Stock to be sold by the Company and the 64,484 additional shares of Common Stock to be sold by one of the Selling Stockholders are collectively referred to herein as the "Additional Shares." The Firm Shares and the Additional Shares are collectively referred to herein as the "Shares."

          The Company and each of the Selling Stockholders hereby severally agree with the several Underwriters as follows:

          2.   REPRESENTATIONS AND WARRANTIES.

               (a) The Company represents, warrants and agrees with each of the Underwriters that:

               (i) Two registration statements on Form S-3 (File Nos. 333-37083 and 333-37085) under the Securities Act of 1933 as amended (the "Act"), with respect to the Shares, including a form of prospectus subject to completion, have been prepared by the Company in conformity with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (the "Rules and Regulations"). Such registration statements have been filed with the Commission under the Act, and one or more amendments to such registration statements also have been so filed. After the execution of this Agreement, the Company shall file with the Commission either (A) if such registration statements, as they may have been amended, have been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to such registration statements filed with the Commission, with such insertions and changes as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act as shall have been provided to and approved by the Underwriters prior to the filing thereof, or (B) if either such registration statement, as amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Underwriters prior to the filing thereof. As used in this Agreement: the term "Registration Statement" means each such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and to documents incorporated therein by reference; each Registration Statement shall be deemed to include any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined) and any registration statement filed pursuant to Rule 462(b) under the Act to increase the number of Shares; the term "Preliminary Prospectus" means each prospectus subject to completion contained in a registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in a Registration Statement or any amendment thereto or filed pursuant to Rule 424(a) under the Act at the time it was or is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in each Registration Statement. References herein to any document or other information incorporated by reference in a Registration Statement shall include documents or other information incorporated by reference in the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus). Reference made herein to any Preliminary Prospectus or the Prospectus shall be deemed to include all documents and information incorporated by reference therein and shall be deemed to refer to and include any documents and information filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, which are so incorporated by reference, under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               (ii) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus and has not instituted or threatened to institute any proceedings with respect to such an order.
     When any Preliminary Prospectus provided by the Company to the Underwriters for distribution to the public was filed with the Commission it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When each Registration Statement or any amendment thereto was or is declared effective, it (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.
     When the Prospectus and when any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when each Registration Statement and when any amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at all times subsequent thereto up to and including the Closing Date (as defined in Section 3 hereof) and the Option Closing Date (as defined in
     Section 9 hereof), the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (ii) shall not apply to statements or omissions made in any Preliminary Prospectus, any Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, information furnished in writing to the Company by or on behalf of the Underwriters expressly for use therein. The documents which are incorporated by reference in any Preliminary Prospectus provided by the Company to the Underwriters for distribution to the public or the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act and the Rules and Regulations or the Exchange Act and the rules and regulations thereunder, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and any documents so filed and incorporated by reference subsequent to the effective date of each Registration Statement shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations thereunder, as applicable.

               (iii) Each of the Company and its subsidiaries (the "Subsidiaries") (A) is a duly organized and validly existing corporation or limited partnership in good standing under the laws of its jurisdiction of organization with full power and authority (corporate, partnership and other) to own or lease its properties and to conduct its business as described in each Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and (B) is duly qualified to do business and is in good standing in each jurisdiction (x) in which the conduct of its business requires such qualification and (y) in which it owns or leases property (in each case except for those jurisdictions in which the failure so to qualify has not had and will not have a Material Adverse Effect. "Material Adverse Effect" means, when used in connection with the Company or its Subsidiaries, any development, change or effect that is materially adverse to the business, properties, assets, net worth, condition (financial or other), results of operations or prospects of the Company and its Subsidiaries taken as a whole.

               (iv) The Company has the duly authorized and validly outstanding capitalization as of September 30, 1997 set forth under the caption "Capitalization" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and will have the adjusted capitalization as of September 30, 1997 set forth therein on the Closing Date and the Option Closing Date, based on the assumptions set forth therein. The securities of the Company conform to the descriptions thereof contained in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The outstanding shares of Common Stock have been duly authorized and validly issued by the Company and are fully paid and nonassessable. Except as created hereby or referred to in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no outstanding options, warrants, rights or other arrangements requiring the Company at any time to issue any capital stock. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares and neither the filing of the registration statements nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to, the registration of any securities of the Company. The Shares have been duly authorized and are validly issued, fully paid and nonassessable; and, after payment therefor and transfer thereof in accordance with this Agreement, good and marketable title to the Company Shares will pass to the Underwriters on the Closing Date or the Option Closing Date (as the case may be) free and clear of any lien, encumbrance, security interest, claim or other restriction whatsoever. All the outstanding shares of capital stock or partnership interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable (in the case of corporate Subsidiaries only), except as provided in Section 630 of the New York Business Corporation Law, and in each case are owned directly by the Company or another Subsidiary, free and clear of any lien, encumbrance, security interest, claim or other restriction whatsoever. The Shares are listed on The New York Stock Exchange and the Company knows of no reason or set of facts which is likely to adversely affect such listing.

               (v) The financial statements and the related notes and schedules thereto included in each Registration Statement or incorporated therein by reference and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present the financial condition, results of operations, stockholders' equity and cash flows of the Company and its Subsidiaries at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and such financial statements as are audited have been examined by Ernst & Young LLP, Schitag Ernst & Young Deutsche Allgmeine Treuhand AG Wirtschaftsprufung-sgesellschaft or Dugan & Lopatka, all of whom are independent public accountants within the meaning of the Act and the Rules and Regulations, as indicated in their reports filed therewith. The selected financial information and statistical data set forth under the captions "Prospectus Summary -- Summary Consolidated Financial Data," "Capitalization," "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Business" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) have been prepared on a basis consistent with the financial statements of the Company and its Subsidiaries. The pro forma financial statements of the Company and its Subsidiaries, and the related notes thereto, set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence the most recent Preliminary Prospectus), have been prepared in conformity with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein; and the pro forma adjustments on such pro forma financial statements have been properly applied on the basis described in the related notes thereto. The pro forma financial data set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), under the captions "Prospectus Summary -- Summary Consolidated Financial Data," "Capitalization" and "Management's Discussion and Analysis of Results of Operations and Financial Condition," have been prepared on a basis consistent with the pro forma consolidated financial statements of the Company and its Subsidiaries.

               (vi) The Company and each of its Subsidiaries has filed all necessary United States federal, state and local, and all necessary foreign, income, franchise and other material tax returns and has paid all taxes shown as due thereunder, and the Company has no knowledge of any tax deficiency which might be assessed against the Company or any of its Subsidiaries which, if so assessed, may have a Material Adverse Effect.

               (vii) The Company and each of its Subsidiaries maintains insurance of the types and in amounts which they reasonably believe to be adequate for their business.

               (viii) Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there is no pending action, suit, proceeding or investigation or threatened action, suit, proceeding or investigation before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which (A) questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, (B) is required to be disclosed in either Registration Statement which is not so disclosed (and such proceedings, if any, as are summarized in each Registration Statement or incorporated therein by reference are accurately summarized in all respects), or (C) could reasonably be expected to have a Material Adverse Effect.

               (ix) The Company has full legal right, power and authority to enter into this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Company, and none of the Company's execution or delivery of this Agreement, its performance hereunder, its consummation of the transactions contemplated herein, its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds" or the conduct of its business as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, causes or will cause (or permits or will permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or result in the creation or imposition of any lien, charge, or encumbrance upon, any property or assets of the Company or any of its Subsidiaries pursuant to the terms of (A) the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, (B) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them are or may be bound or to which any of their respective property is or may be subject or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its Subsidiaries of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company, any of its Subsidiaries or any of their respective activities or properties.

               (x) All agreements filed or incorporated by reference as exhibits to each Registration Statement to which the Company or any of its Subsidiaries is a party or by which any of them are or may be bound or to which any of their assets, properties or businesses is or may be subject have been duly and validly authorized, executed and delivered by the Company or such Subsidiary, as the case may be, and constitute the legal, valid and binding agreements of the Company or such Subsidiary, as the case may be, enforceable against each of them in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws). The descriptions in each Registration Statement or incorporated therein by reference of contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by the Act and the Rules and Regulations, and there are no contracts or other documents which are required by the Act or the Rules and Regulations to be described in either Registration Statement or filed as exhibits to either Registration Statement which are not described or filed as required or incorporated therein by reference, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

               (xi) Subsequent to the most recent respective dates as of which information is given in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and except as expressly contemplated therein, neither the Company nor any of its Subsidiaries has incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, purchased any of its outstanding capital stock, paid or declared any dividends or other distributions on its capital stock or entered into any material transactions not in the ordinary course of business, and there has been no material change in capital stock or debt or any material adverse change in the business, properties, assets, net worth, condition (financial or other), or results of operations or prospects of the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries (and the manner in which any of them conducts its business) is in breach or violation of, or in default under, any term or provision of
     (A) its certificate of incorporation or bylaws, (B) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which it is a party or by which it is or may be bound or to which any of its property is or may be subject, or any indebtedness, the effect of which breach or default singly or in the aggregate could reasonably be expected to have a Material Adverse Effect, or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its Subsidiaries or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective activities or properties and the effect of which breach or default singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.

               (xii) No labor disturbance by the employees of the Company or any of its Subsidiaries exists or is imminent which could reasonably be expected to have a Material Adverse Effect.

               (xiii) Each of the Company and its Subsidiaries owns, or is licensed or otherwise has sufficient right to use, the material proprietary knowledge, inventions, patents, trademarks, service marks, trade names, logo marks and copyrights used in or necessary for the conduct of its business (collectively "Rights") as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).
     No claims have been asserted against the Company or any of its Subsidiaries by any person with respect to the use of any such Rights or challenging or questioning the validity or effectiveness of any such Rights. The use, in connection with the business and operations of the Company of such Rights does not, to the Company's best knowledge, infringe on the rights of any person.

               (xiv) No consent, approval, authorization or order of or filing with any court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, is required for the performance of this Agreement or the consummation of the transactions contemplated hereby, except such as have been or may be obtained under the Act or may be required under state securities or Blue Sky laws in connection with the Underwriters' purchase and distribution of the Shares.

               (xv) Neither the Company nor, to the best knowledge of the Company, any of its officers, directors or affiliates (within the meaning of the Rules and Regulations) has taken, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has constituted or which could reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Shares or otherwise.

               (xvi) Each of the Company and its Subsidiaries has good and marketable title to, or valid and enforceable leasehold interests in, all properties and assets owned or leased by it, free and clear of all liens, encumbrances, security interests, claims, restrictions, equities, claims and defects, except (A) such as are described in each Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), or such as do not materially adversely affect the value of any of such properties or assets taken as a whole and do not materially interfere with the use made and proposed to be made of any of such properties or assets, and (B) liens for taxes not yet due and payable as to which appropriate reserves have been established and reflected in the financial statements included or incorporated by reference in each Registration Statement. The Company owns or leases all such properties as are necessary to its operations as now conducted, and as proposed to be conducted as set forth in each Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and the properties and business of the Company and its Subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). All the material leases and subleases of the Company and its Subsidiaries, and under which the Company or any Subsidiary holds material properties or assets as lessee or sublessee, constitute valid leasehold interests of the Company or such Subsidiary free and clear of any lien, encumbrance, security interest, restriction, equity, claim or defect, are in full force and effect, and neither the Company nor any Subsidiary is in default in respect of any of the material terms or provisions of any such material leases or subleases, and neither the Company nor any Subsidiary has notice of any claim which has been asserted by anyone adverse to the Company's or any of its Subsidiary's rights as lessee or sublessee under either the material lease or sublease, or affecting or questioning the Company's or any Subsidiary's right to the continued possession of the leased or subleased premises under any such material lease or sublease, which may have a Material Adverse Effect.

               (xvii) Neither the Company nor any Subsidiary has violated any applicable environmental, safety, health or similar law applicable to the business of the

     Company, nor any foreign or United States federal or state law relating to discrimination in the hiring, promotion, or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of ERISA or the rules and regulations promulgated thereunder, the consequences of which violation could reasonably be expected to have a Material Adverse Effect.

               (xviii) Each of the Company and its Subsidiaries holds all material franchises, licenses, permits, approvals, certificates and other authorizations from foreign and United States federal, state and other governmental or regulatory authorities necessary to the ownership, leasing and operation of its properties or required for the present conduct of its business, and such material franchises, licenses, permits, approvals, certificates and other governmental authorizations are in full force and effect and the Company and its Subsidiaries are in compliance therewith except where the failure so to obtain, maintain or comply with could not reasonably be expected to have a Material Adverse Effect.

               (xix) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and except where such prohibition could not reasonably be expected to have a Material Adverse Effect.

               (xx) The Company meets the requirements for use of Form S-3 under the Rules and Regulations.

               (b) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

               (i) Such Selling Stockholder has full legal right, power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by such Selling Stockholder.

               (ii) None of the execution, delivery or performance of this Agreement and the consummation of the transactions herein contemplated, will conflict with or result in a breach of, or default under, any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement, or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is or may be bound or to which any of his or its property is or may be subject, or any statute, judgment, decree, order, rule or regulation applicable to such Selling Stockholder of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over such Selling Stockholder or any of his activities or properties.

               (iii) At the date hereof such Selling Stockholder has, and at the time of delivery of the Shares to be sold by such Selling Stockholder to the several Underwriters, such Selling Stockholder will have, full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder. At the date hereof such Selling Stockholder is, and at the time of delivery of the Shares to be sold by such Selling Stockholder, such Selling Stockholder will be, the lawful owner of and has and will have, good and marketable title to such Shares free and clear of any liens, encumbrances, security interests, claims, community property rights, restrictions on transfer or other defects in title. Upon delivery of and payment for the Shares to be sold by such Selling Stockholder hereunder, good and marketable title to such Shares will pass to the Underwriters, free and clear of any liens, encumbrances, security interests, claims, community property rights, restrictions on transfer or other defects in title. Except as described in each Registration Statement and the Prospectus (or, if there is no Prospectus, the most recent Preliminary Prospectus) or created hereby, there are no outstanding options, warrants, rights, or other agreements or arrangements requiring such Selling Stockholder at any time to transfer any Common Stock to be sold hereunder by such Selling Stockholder.

               (iv) At the time when each Registration Statement becomes or became effective, and at all times subsequent thereto up to and including the Closing Date and the Option Closing Date, each Registration Statement and any amendments thereto will not contain any untrue statement of a material fact regarding such Selling Stockholder or omit to state a material fact regarding such Selling Stockholder required to be stated therein or necessary in order to make the statements therein regarding such Selling Stockholder not misleading, and the Prospectus (and any supplements thereto) (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) will not contain any untrue statement of a material fact regarding such Selling Stockholder or omit to state a material fact regarding such Selling Stockholder required to be stated therein or necessary in order to make the statements therein regarding such Selling Stockholder, in light of the circumstances under which they were made, not misleading.

               (v) Such Selling Stockholder has not taken, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has constituted or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Shares or otherwise.

               (vi) There is not pending or threatened against such Selling Stockholder any action, suit or proceeding which (A) questions the validity of this Agreement or of any action taken or to be taken by such Selling Stockholder pursuant to or in connection with this Agreement or (B) is required to be disclosed in either Registration Statement which is not so disclosed, and such actions, suits or proceedings as are summarized in each Registration Statement, if any, are accurately summarized.

          3. PURCHASE, SALE AND DELIVERY OF THE SHARES. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (A) the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company at a purchase price of $_____ per Share, the number of Firm Shares set forth opposite the name of such Underwriter in Column (1) of Schedule I hereto and (B) each Selling Stockholder, severally and not jointly, agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from such Selling Stockholder at the same purchase price per Share, the number of Firm Shares equal to the number of Firm Shares set forth opposite the name of such Underwriter in Column (2) of Schedule I, multiplied by the number of Firm Shares set forth opposite the name of such Selling Stockholder in Column (1) of Schedule II and divided by the total number of Firm Shares to be sold by all Selling Stockholders, in each case subject to such adjustments as are necessary to eliminate any fractional shares.

          Delivery of certificates, and payment of the purchase price, for the Firm Shares shall be made at the offices of Furman Selz LLC at 230 Park Avenue, New York, New York 10169, or such other location as shall be agreed upon by the Company and the Underwriters. Such delivery and payment shall be made at 10:00 a.m., New York City time, on __________, 1997 or at such other time and date not more than ten business days thereafter as shall be agreed upon by the Underwriters and the Company. The time and date of such delivery and payment are herein called the "Closing Date."

          Delivery of the certificates for the Firm Shares shall be made to the Underwriters for the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price for the Firm Shares by wire transfer of same day funds to an account of the Company in the case of Firm Shares sold by it and the Selling Stockholders in the case of Firm Shares sold by the Selling Stockholders. The certificates for the Firm Shares to be so delivered will be in definitive, fully registered form, will bear no restrictive legends and will be in denominations and registered in such names as the Underwriters shall request not less than two full business days prior to the Closing Date. The certificates for the Firm Shares will be made available to Furman Selz LLC at such office or such other place as Furman Selz LLC may designate for inspection, checking and packaging not later than 9:30 a.m., New York time on the business day prior to the Closing Date.

          4. PUBLIC OFFERING OF THE SHARES. It is understood that the Underwriters propose to make a public offering of the Shares at the price and upon the other terms set forth in the Prospectus.

          5.   COVENANTS OF THE COMPANY AND THE SELLING STOCKHOLDERS.

               (a) The Company covenants and agrees with each of the Underwriters that:

               (i) The Company will use its best efforts to cause each Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto to become effective as promptly as practicable. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the

     Act. During any time when a prospectus relating to the Shares is required to be delivered under the Act, the Company (A) will comply with all requirements imposed upon it by the Act and the Rules and Regulations to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (B) will not file with the Commission the prospectus or the amendment referred to in the third sentence of
     Section 2(a)(i) hereof, any amendment or supplement to such prospectus or any amendment to either Registration Statement of which the Underwriters shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which filing the Underwriters shall not have given their consent.

               (ii) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Underwriters (A) when each Registration Statement, as amended, has become effective; if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to either Registration Statement becomes effective; (B) of any request made by the Commission for amending either Registration Statement, for supplementing any Preliminary Prospectus or the Prospectus or for additional information; or (C) of the issuance by the Commission of any stop order suspending the effectiveness of either Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or the institution or threat of any investigation or proceeding for that purpose, and will use its best efforts to prevent the issuance of any such order and, if issued, to obtain the lifting thereof as soon as possible.

               (iii) The Company consents to the use of the Prospectus (and any amendment or supplement thereto) by the Underwriters and all dealers to whom the Shares may be sold, in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if it becomes necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company promptly will so notify the Underwriters and, subject to Section 5(a)(i) hereof, will prepare and file with the Commission an amendment to each Registration Statement or an amendment or supplement to the Prospectus which will correct such statement or omission or effect such compliance, each such amendment or supplement to be reasonably satisfactory to counsel to the Underwriters.

               (iv) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statements occur (90 days in the event that the end of such fiscal quarter is the end of the

     Company's fiscal year), the Company will make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Underwriters, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act or the Rules and Regulations, covering a period of at least 12 consecutive months after the effective date of the Registration Statements.

               (v) During a period of five years after the date hereof, the Company will furnish to its stockholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of earnings, and will concurrently deliver to the Underwriters copies of such reports and any other material furnished to the Company's stockholders.

               (vi) The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Stock.

               (vii) The Company will furnish, without charge, to the Underwriters or on the Underwriters' order, at such place as the Underwriters may designate, copies of the each Preliminary Prospectus, each Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits) and the Prospectus, and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Underwriters may reasonably request.

               (viii) The Company will not, directly or indirectly, without the prior written consent of the Underwriters, issue, offer, sell, grant any option to purchase or otherwise dispose (or announce any issuance, offer, sale, grant of any option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 180 days after the date hereof, except pursuant to this Agreement, except for issuances in connection with an acquisition, merger or similar business combination transaction or issuances pursuant to the exercise of stock options outstanding on or granted subsequent to the date hereof, pursuant to (i) a stock option or other employee benefit plan in existence on the date hereof, (ii) the Company's Plan for the Deferral of Directors Fees and
     (iii) except as contemplated by the Prospectus.

               (ix) The Company will use its best efforts to maintain the listing of the Shares on The New York Stock Exchange.

               (x) The Company will apply the net proceeds of the offering received by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

               (b) Each Selling Stockholder covenants and agrees with each of the Underwriters that:

               (i) Each Selling Stockholder will not, directly or indirectly, without the prior written consent of the Underwriters, offer, sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 90 days after the date hereof, except pursuant to this Agreement, and will not take during such period, directly or indirectly, any action designed to, or which could in the foreseeable future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

               (ii) Each Selling Stockholder consents to the use of the Prospectus and any amendment or supplement thereto by the Underwriters and all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith.

          6.   EXPENSES.

          (a) Regardless of whether the transactions contemplated in this Agreement are consummated, and regardless of whether for any reason this Agreement is terminated, the Company and the Selling Stockholders will pay, and hereby agree to indemnify each Underwriter against, all fees and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including, but not limited to: (i) fees and expenses of accountants and counsel for the Company and the Selling Stockholders, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing, filing, delivery and shipping of copies of the Registration Statements and any pre-effective or post-effective amendments thereto, any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto (including postage costs related to the delivery by any financial printer selected by the Company to persons identified by the Underwriters of any Preliminary Prospectus or Prospectus, or any amendment or supplement thereto, but excluding postage costs related to the delivery of any such materials or other materials by the Underwriters independently of deliveries made by a financial printer selected by the Company), this Agreement and all other documents in connection with the transactions contemplated herein, including the cost of all copies thereof, (iii) filing fees of the Commission and the NASD relating to the Shares, (iv) any fees and expenses in connection with the listing of the Shares on The New York Stock Exchange, (v) costs and expenses incident to the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent's and registrar's fees and any applicable transfer taxes incurred in connection with the delivery to the Underwriters of the Shares to be sold by the Company and the Selling Stockholders pursuant to this Agreement, and (vi) costs and expenses relating to travel by representatives of the Company which is incident to any meetings with prospective investors in the Shares (other than as shall have been specifically approved by the Underwriters to be paid for by the Underwriters).

          (b) If the purchase of the Shares as herein contemplated is not consummated for any reason other than the Underwriters' default under this Agreement or other than by reason of Section 11(a), the Company and the Selling Stockholders shall reimburse the several Underwriters for their out-of-pocket expenses (including reasonable counsel fees and disbursements) in connection with any investigation made by them, and any preparation made by them in respect of marketing of the Shares or in contemplation of the performance by them of their obligations hereunder; provided, however, that the maximum amount for which the Company and the Selling Stockholders shall be liable pursuant to this
Section 6(b) is $150,000.

          7. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligation of each Underwriter to purchase and pay for the Shares set forth opposite the name of such Underwriter in Schedule I is subject to the continuing accuracy of the representations and warranties of the Company and the Selling Stockholders herein as of the date hereof and as of the Closing Date as if they had been made on and as of the Closing Date; the accuracy on and as of the Closing Date of the statements of officers of the Company and the Selling Stockholders made pursuant to the provisions hereof; the performance by the Company and the Selling Stockholders on and as of the Closing Date of their respective covenants and agreements hereunder; and the following additional conditions:

          (a) If the Company has elected to rely on Rule 430A under the Act, the Registration Statements shall have been declared effective, and the Prospectus (containing the information omitted pursuant to Rule 430A) shall have been filed with the Commission not later than the Commission's close of business on the second business day following the date hereof or such later time and date to which the Underwriters shall have consented; if the Company does not elect to rely on Rule 430A, the Registration Statement shall have been declared effective not later than 11:00 A.M., New York time, on the date hereof or such later time and date to which the Underwriters shall have consented; if required, in the case of any changes in or amendments or supplements to the Prospectus in addition to those contemplated above, the Company shall have filed such Prospectus as amended or supplemented with the Commission in the manner and within the time period required by Rule 424(b) under the Act; no stop order suspending the effectiveness of each Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission; and the Company shall have complied in all material respects with any request of the Commission for additional information (to be included in each Registration Statement or the Prospectus or otherwise).

          (b) Neither Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Underwriters' reasonable opinion, is material, or omits to state a fact which, in the Underwriters' reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Underwriters' reasonable opinion, is material, or omits to state a fact which, in the Underwriters' reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) On or prior to the Closing Date, the Underwriters shall have received from counsel to the Underwriters, such opinion or opinions with respect to the issuance and sale of the Firm Shares, each Registration Statement and the Prospectus and such other related matters as the Underwriters reasonably may request and such counsel shall have received such documents and other information as they request to enable them to pass upon such matters.

          (d) On the Closing Date the Underwriters shall have received the opinion, dated the Closing Date, of Nixon, Hargrave, Devans & Doyle LLP, counsel to the Company ("Company Counsel"), to the effect set forth below:

               (i) Each of the Company and its U.S. Subsidiaries (A) is duly organized and validly existing as a corporation or limited partnership in good standing under the laws of its jurisdiction of formation with full power and authority (corporate, partnership and other) to own or lease its properties and to conduct its business as described in the Prospectus, and
     (B) is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction (x) in which the conduct of its business requires such qualification and (y) in which it owns or leases property (in each case except for those jurisdictions in which the failure so to qualify can be cured without having a Material Adverse Effect);

               (ii) The Company has authorized capital stock as set forth in the Prospectus; the securities of the Company conform in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued by the Company, are fully paid and nonassessable, and are free of any preemptive or, to such counsel's knowledge, any other rights to subscribe for any of the Shares; the Company has duly authorized the sale of the Shares to be sold by it hereunder; such Shares, are validly issued, fully paid and nonassessable and conform in all material respects to the description thereof contained in the Prospectus and are not be subject to any preemptive, or, to such counsel's knowledge, any subscription or other similar rights; and the Shares are listed on The New York Stock Exchange;

               (iii) Such counsel has been advised by the Commission that each Registration Statement is effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and such counsel has no knowledge that any stop order suspending the effectiveness of either Registration Statement or any amendment thereto has been issued, or that proceedings for that purpose have been instituted, are pending or are threatened or contemplated under the Act; each Registration Statement and each amendment thereto and the Prospectus and, if any, each amendment and supplement thereto (except for the financial statements, schedules and other financial data included therein, as to which such counsel need not express any opinion), complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; the descriptions contained and summarized in the Registration Statement and the Prospectus of contracts and other documents, are accurate and fairly represent in all material respects the information required to be shown by the Act and the Rules and Regulations with respect to such contracts and other documents; such counsel is not aware of any contracts or documents which are required by the Act to be described in the Registration Statements or the Prospectus or to be filed as exhibits to the Registration Statements which are not described or filed as required by the Act and the Rules and Regulations; such counsel is not aware of any action, suit, proceeding or investigation before or by any court, regulatory body, or administrative agency or any other governmental agency or body, domestic or foreign, pending or threatened against the Company and of a character required to be disclosed in the Registration Statements or the Prospectus which is not so disclosed therein; and the statements set forth under the headings "Description of Capital Stock" and "Certain Anti-Takeover Provisions," in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide an accurate summary of such legal matters, documents and proceedings;

               (iv) The Company has full legal right, power, and authority to enter into this Agreement and to consummate the transactions provided for herein; this Agreement has been duly authorized, executed and delivered by the Company;

               (v) Upon the delivery of the Company Shares and payment therefor in accordance with the terms of this Agreement and assuming that each of the Underwriters which has severally purchased such Company Shares acquires such Company Shares without notice of any adverse claim (within the meaning of the Uniform Commercial Code), such Underwriter will have acquired all of the rights of the Company to such Company Shares and will have acquired title to such Company Shares free and clear of any adverse claim.

               (vi) None of the Company's execution or delivery of this Agreement, its performance hereof, its consummation of the transactions contemplated herein or its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds," conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company or any of its U.S. Subsidiaries pursuant to the terms of the certificate of incorporation or by-laws of the Company or any of its U.S. Subsidiaries; the terms of any agreement or other document which is an exhibit to either Registration Statement or any document incorporated by reference in either Registration Statement; any statute, rule or regulation of any regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective activities or properties; or any judgment, decree or order, known to such counsel after reasonable investigation, of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having such jurisdiction; and such counsel is not aware that any consent, approval, authorization or order of any court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, has been or is required for the Company's performance of this

     Agreement or the consummation of the transactions contemplated hereby, except such as have been obtained under the Act or may be required under state securities or blue sky laws in connection with the purchase and distribution by the Underwriters of the Shares;

               (vii) The issued shares of capital stock of each of the U.S. Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any perfected security interests or, to the best knowledge of such counsel, any other liens, encumbrances, claims or security interests; and

               (viii) Such counsel is not aware of any claims, except those described in the Prospectus, which have been asserted against the Company or any of its Subsidiaries by any person challenging or questioning the validity or effectiveness of any Rights used in, or necessary for, the conduct of its business as described in the Prospectus or alleging that the business and operations of the Company and its Subsidiaries using such Rights infringe on the rights of any person.

          In addition, such counsel shall state that in the course of the preparation of the Registration Statements and the Prospectus, such counsel has participated in conferences with officers and representatives of the Company and with the Company's independent public accountants, at which conferences such counsel made inquiries of such officers, representatives and accountants and discussed the contents of the Registration Statements and the Prospectus and (without taking any further action to verify independently the statements made in the Registration Statements and the Prospectus and, except as stated in the foregoing opinion, without assuming responsibility for the accuracy, completeness or fairness of such statements) nothing has come to such counsel's attention that causes such counsel to believe that (i) either Registration Statement as of the date it is declared effective and as of the Closing Date, or
(ii) the Prospectus as of the date thereof and as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need not express any opinion with respect to the financial statements, schedules and other financial data included in either Registration Statement or the Prospectus).

          In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials. In addition, where an opinion is qualified by "the best knowledge of such counsel," that such counsel is "not aware of" or other words of similar import, such opinion is based solely upon the conscious awareness of facts or other information by the attorneys at such counsel's firm who have had active involvement in the transactions contemplated by this Agreement and such opinion shall not imply that such counsel has undertaken any independent investigation to determine whether or not such fact, circumstance or other information is true or exists.

          References to the Registration Statements and the Prospectus in this paragraph (d) shall include any amendment or supplement thereto at the date of such opinion.

          (e) On or prior to the Closing Date, counsel to the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably request in order to evidence the accuracy, completeness or satisfaction of any of the representations or warranties of the Company or the Selling Stockholders, or conditions herein contained.

          (f) At the time that this Agreement is executed by the Company the Underwriters shall have received from Ernst & Young LLP a letter as of the date this Agreement is executed by the Company in form and substance satisfactory to you (the "Original Letter"), and on the Closing Date the Underwriters shall have received from such firm a letter dated the Closing Date stating that, as of a specified date not earlier than five (5) days prior to the Closing Date, nothing has come to the attention of such firm to suggest that the statements made in the Original Letter are not true and correct.

          (g) On the Closing Date, the Underwriters shall have received a certificate, dated the Closing Date, of the principal executive officer and the principal financial or accounting officer of the Company to the effect that each of such persons has carefully examined the Registration Statements and the Prospectus and any amendments or supplements thereto and this Agreement, and that:

               (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to the Closing Date; and

               (ii) To the best knowledge of each of such persons, no stop order suspending the effectiveness of either Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or are contemplated or threatened under the Act, and any and all filings required by Rule 424 and Rule 430A have been timely made.

          References to the Registration Statements and the Prospectus in this paragraph (g) are to such documents as amended and supplemented at the date of the certificate.

          (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and including the Closing Date there has not been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 7 or (ii) any change, or any development involving a prospective change, in the business or properties of the Company or its Subsidiaries which change or decrease in the case of clause (i) or change or development in the case of clause (ii) makes it impractical or inadvisable in the Underwriters' reasonable judgment to proceed with the public offering or the delivery of the Shares as contemplated by the Prospectus.

          (i) On the Closing Date, the Underwriters shall have received the opinion, dated the Closing Date, of Nixon, Hargrave, Devans & Doyle LLP in its capacity as counsel for the Selling Stockholders, to the effect set forth below:

               (i) Each Selling Stockholder has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver in the manner provided herein the Shares sold by such Selling Stockholder; this Agreement has been duly executed and delivered by such Selling Stockholder; and

               (ii) None of the execution, delivery or performance of this Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions herein contemplated, conflict with or result in a breach of, or default under, any material indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement or other agreement or other instrument of which such counsel is aware to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property of any of the Selling Stockholders is subject, or the charter or by-laws of any of the Selling Stockholders that are corporations, and nothing has come to such counsel's attention which causes such counsel to believe that such actions will result in any violation of any law, rule, administrative regulation or court decree applicable to such Selling Stockholder (other than state securities or blue sky laws or regulations, as to which such counsel need not express any opinion); and

               (iii) Upon the delivery of the Shares to be sold hereunder by the Selling Stockholders and payment therefor in accordance with the terms of this Agreement and assuming that each of the Underwriters which has severally purchased such Shares acquires such Shares without notice of any adverse claim (within the meaning of the Uniform Commercial Code), such Underwriter will have acquired all of the rights of such Selling Stockholder to the Shares sold by such Selling Stockholder hereunder, and in addition will have acquired title to such Shares free and clear of any adverse claim.

          In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Selling Stockholders and public officials. In addition, where an opinion is qualified by "the best knowledge of such counsel," that such counsel is "not aware of" or other words of similar import, such opinion is based solely upon the conscious awareness of facts or other information by the attorneys at such counsel's firm who have had active involvement in the transactions contemplated by this Agreement and such opinion shall not imply that such counsel has undertaken any independent investigation to determine whether or not such fact, circumstance or other information is true or exists.

          References to the Registration Statement and the Prospectus in this paragraph (i) shall include any amendment or supplement thereto at the date of such opinion.

          (j) On the Closing Date, the Underwriters shall have received the opinion, dated the Closing Date, of Beiten, Burkhardt, Mittl & Wegner in its capacity as counsel for Gleason-Hurth Maschinen und Werkzeuge Corporation, Gleason-Pfauter Maschinenfabrik GmbH and Hermann Pfauter GmbH & Co. (together, the "German Subsidiaries") to the effect set forth below:

               (i) Each of the German Subsidiaries is duly organized, registered and validly existing as a limited liability company or limited partnership under the laws of the Federal Republic of Germany;

               (ii) Each German Subsidiary has the capacity as a legal entity under German law to own property and other assets and to enter into and perform contracts.

               (iii) All of the capital stock of the German Subsidiaries is owned by the Company or one of its direct or indirect wholly-owned Subsidiaries, and, to the knowledge of such counsel, such capital stock is owned free and clear of any pledges, liens or other encumbrances or restrictions whatsoever, except that 65% of the capital stock of each of the German Subsidiaries has been pledged to the Chase Manhattan Bank and certain other lenders under the Credit Agreement dated as of July 31, 1997 among Gleason Corporation et al., as Borrowers, The Chase Manhattan Bank, as Administrative Agent, the Lenders named therein and Corestates Bank, N.A. et al., as co-agents;

               (iv) To the best knowledge of such counsel, the share capital of each German Subsidiary has been fully paid in, has not been paid back and no obligation to effect additional contributions exists in respect of its shares.

               (v) Such counsel is not aware of any action, suit, proceeding or investigation before or by any court, regulatory body, or administrative agency or any other governmental agency, pending or threatened against any German Subsidiary which, if determined adversely to such German Subsidiary, could be reasonably expected to have a Material Adverse Effect.

          (k) On the Closing Date, the Underwriters shall have received a certificate, dated the Closing Date, from each Selling Stockholder to the effect that such Selling Stockholder has carefully examined the Registration Statement and the Prospectus and this Agreement, and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct, as if made at and as of the Closing Date, and such Selling Stockholder has complied with all the agreements and satisfied all the conditions to be performed or satisfied by such Selling Stockholder at or prior to the Closing Date.

          (l) The Underwriters shall have received from James Gleason an agreement to the effect that Mr. Gleason will not, directly or indirectly, without the prior written consent of the Underwriters, offer, sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 90 days after the date of this Agreement, except for sales of Common Stock made by Mr. Gleason in order to pay income taxes incurred as a result of the exercise of options to purchase Common Stock.

          (m) The Company and the Selling Stockholders shall have furnished the Underwriters with such further certificates or documents as you or counsel for the Underwriters may reasonably request. All opinions, certificates, letters and documents to be furnished by the Company and the Selling Stockholders will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Underwriters and to counsel for the Underwriters. The Company and the Selling Stockholders shall furnish the Underwriters with conformed copies of such opinions, certificates, letters and documents in such quantities as you reasonably request. The certificates delivered under this Section 7 shall constitute representations, warranties and agreements of the Company and the Selling Stockholders, as the case may be, as to all matters set forth therein as fully and effectively as if such matters had been set forth in
Section 2 of this Agreement.

               (n) The Shares shall be listed on The New York Stock Exchange.

          8.   INDEMNIFICATION.

          (a) The Company and the Selling Stockholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which such Underwriter or such controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements not misleading and will reimburse, as incurred, such Underwriter or such controlling persons for any legal or other expenses incurred by such Underwriter or such controlling persons in connection with investigating, defending or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the obligations of each of the Selling
           --------  -------
Stockholders pursuant to this Section 8(a) shall apply only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing by such Selling Stockholder expressly for use in such documents, and provided, further, that the Company and such Selling Stockholder will not be
--------  -------
liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with information furnished in writing to the Company on behalf of such Underwriter expressly for use therein, and provided, further, that such indemnity with respect to any Preliminary
    --------  -------
Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage, liability or action (i) results from the fact that such Underwriter failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (as amended and supplemented), unless such failure resulted from non-compliance by the Company with Section 5(a)(viii) hereof. The Company and the Underwriters acknowledge that the statements with respect to the Selling Stockholders set forth under the heading "Principal and Selling Stockholders" in the Prospectus have been furnished in writing by the Selling Stockholders for inclusion in the Prospectus and constitute the only information furnished in writing by or on behalf of the Selling Stockholders for inclusion in the Prospectus.

          The indemnity agreement in this paragraph (a) shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have.

          (b) Each of the Underwriters agrees severally, but not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statements, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Selling Stockholder and each person, if any, who controls a Selling Stockholder within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof) to which the Company or any such Selling Stockholder, director, officer, or controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in either Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing by that Underwriter to the Company expressly for use therein; and will reimburse, as incurred, all legal or other expenses reasonably incurred by the Company or any such Selling Stockholder, director, officer, controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The Company and the Selling Stockholders acknowledge that the statements with respect to the public offering of the Shares set forth under the heading "Underwriting" and the stabilization legend in the Prospectus have been furnished by the Underwriters to the Company expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus. The indemnity agreement contained in this subsection (b) shall be in addition to any liability which the Underwriters may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 8, notify such indemnifying party or parties of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) of this Section 8 or to the extent that the indemnifying party was not adversely affected by such omission. In case any such action is brought against an indemnified party and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties against which a claim is to be made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the
                                        --------  -------
defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party has reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses (other than the reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party has employed such counsel in connection with the assumption of such different or additional legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or
(iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; provided, in each case, that the indemnifying party shall not be liable for the fees and expenses of more than one counsel for all indemnified parties and the indemnifying party shall only be liable for reasonable fees and expenses.

          (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. In any case where the Company and/or any Selling Stockholder are contributing parties and the Underwriters are the indemnified party, the relative benefits received by the Company and/or the Selling Stockholders on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) bear to the total underwriting discounts received by the Underwriters hereunder, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), the Underwriters shall not be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriters hereunder. The Underwriters' obligations to contribute pursuant to this paragraph (d) are several in proportion to their respective underwriting obligations, and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), (i) each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter and (ii) each director of the Company, each officer of the Company who has signed each Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each of the Selling Stockholders and each person, if any, who controls the Selling Stockholders within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to this paragraph
(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation (x) it or they may have hereunder or otherwise than under this paragraph (d) or (y) to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may otherwise have.

          9. RIGHT TO INCREASE OFFERING. At anytime during a period of 30 days from the date of the Prospectus, the Underwriters, by no less than two business days prior notice to the Company and the Selling Stockholders may designate a closing (which may be concurrent with, and part of the closing on the Closing Date with respect to the Firm Shares or may be a second closing held on a date subsequent to the Closing Date, in either case such date shall be referred to herein as the "Option Closing Date") at which the Underwriters may purchase all or less than all of the Additional Shares in accordance with the provisions of this Section 9 at the purchase price per share to be paid for the Firm Shares. In no event shall the Option Closing Date be later than 10 business days after written notice of election to purchase Additional Shares is given.

          The Company and Gleason Foundation agree, severally and not jointly, to sell to the several Underwriters the respective numbers of Additional Shares obtained by multiplying the number of Shares specified in such notice by a fraction, of which the numerator is, in the case of the Company, the maximum number of Additional Shares offered by it, and, in the case of Gleason Foundation the maximum number of Additional Shares offered by Gleason Foundation, and the denominator is the total number of Additional Shares (subject to adjustment by you to eliminate fractions). Such Additional Shares shall be purchased from the Company and Gleason Foundation for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite the name of such Underwriter in Column (3) of Schedule I bears to the total number of Firm Shares (subject to adjustment by you to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares.

          No Additional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Additional Shares or any portion thereof may be surrendered and terminated at any time upon notice by you to the Company and the Selling Stockholders.

          Except to the extent modified by this Section 9, all provisions of this Agreement relating to the transactions contemplated to occur on the Closing Date for the sale of the Firm Shares shall apply, mutatis mutandis, to the Option Closing Date for the sale of the Additional Shares.

          10. REPRESENTATIONS, ETC. TO SURVIVE DELIVERY. The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Company and its officers, the Selling Stockholders and the Underwriters, respectively, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, and will survive delivery of and payment for the Shares.

          11.  TERMINATION.

          (a) This Agreement (except for the provisions of Sections 6 and 8 hereof) may be terminated by the Underwriters by notice to the Company and the Selling Stockholders in the event that the Company or either of the Selling Stockholders has failed to comply in any respect with any of the provisions of this Agreement required on their respective parts to be performed at or prior to the Closing Date or the Option Closing Date, or if any of the representations or warranties of the Company or the Selling Stockholders is not accurate in any respect or if the covenants, agreements or conditions of, or applicable to the Company or the Selling Stockholders herein contained has not been complied with in any respect or satisfied within the time specified on the Closing Date or the Option Closing Date, respectively, or if between the date hereof and the Closing Date or the Option Closing Date:

               (i) the Company or any of its Subsidiaries shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company and its Subsidiaries taken as a whole regardless of whether or not such loss was insured;

               (ii) trading in the Common Stock shall have been suspended by the Commission or The New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or a material limitation on such trading shall have been imposed or minimum or maximum prices shall have been established on any such exchange or market system;

               (iii) a banking moratorium shall have been declared by New York or United States authorities;

               (iv) (A) there shall have been an outbreak or escalation of hostilities between the United States and any foreign power or an outbreak or escalation of any other insurrection or armed conflict involving the United States or (B) there shall have been a material adverse change in general economic, political or financial conditions or (C) there shall have been a material adverse change in the present or prospective business or condition (financial or other) of the Company and its Subsidiaries taken as a whole that, in the case of (A), (B) or (C), in the Underwriters' reasonable judgment makes it impracticable or inadvisable to make or consummate the public offering, sale or delivery of the Company's Shares on the terms and in the manner contemplated in the Prospectus and the Registration Statement.

          (b) Termination of this Agreement under this Section 11 or Section 12 after the Firm Shares have been purchased by the Underwriters hereunder shall be applicable only to the Additional Shares. Termination of this Agreement shall be without liability of any party to any other party other than as provided in Sections 6 and 8 hereof.

          12. SUBSTITUTION OF UNDERWRITERS. If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 or 11 hereof) to purchase and pay for (a) in the case of the Closing Date, the number of Firm Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Firm Shares in accordance with the terms hereof or (b) in the case of the Option Closing Date, the number of Additional Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Additional Shares in accordance with the terms hereof, and the number of such Shares shall not exceed 10% of the Firm Shares or Additional Shares required to be purchased on the Closing Date or the Option Closing Date, as the case may be, then, each of the non-defaulting Underwriters shall purchase and pay for (in addition to the number of such Shares which it has severally agreed to purchase hereunder) that proportion of the number of Shares which the defaulting Underwriter or Underwriters shall have so failed or refused to purchase on such Closing Date or Option Closing Date, as the case may be, which the number of Shares agreed to be purchased by such non-defaulting Underwriter bears to the aggregate number of Shares so agreed to be purchased by all such non-defaulting Underwriters on such Closing Date or Option Closing Date, as the case may be.
In such case, you shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, to a date not exceeding seven full business days after the date originally fixed as such Closing Date or the Option Closing Date, as the case may be, pursuant to the terms hereof in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made.

          If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 or 11 hereof) to purchase and pay for (a) in the case of the Closing Date, the number of Firm Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Firm Shares in accordance with the terms hereof or (b) in the case of the Option Closing Date, the number of Additional Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Additional Shares in accordance with the terms hereof, and the number of such Shares shall exceed 10% of the Firm Shares or Additional Shares required to be purchased by all the Underwriters on the Closing Date or the Option Closing Date, as the case may be, then (unless within 48 hours after such default arrangements to your satisfaction shall have been made for the purchase of the defaulted Shares by an Underwriter or Underwriters) and subject to the provisions of Section 11(b) hereof, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or on the part of the Company or the Selling Stockholders except as otherwise provided in Sections 6 and 8 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this paragraph.
Nothing in this Section 12, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement, including liability for losses resulting from any termination of this Agreement caused by, or permitted as a result of, the defaulting Underwriter's default.

          13. NOTICES. All communications hereunder shall be in writing and shall be mailed or delivered or telegraphed and confirmed by letter or telecopied and confirmed by letter, if sent to the Underwriters, to c/o Furman Selz LLC at 230 Park Avenue, New York, New York 10169, Attention: Syndicate Department or, if sent to the Company or any Selling Stockholder, to the Company at 1000 University Avenue, Rochester, New York 14692-2970, Attention: Ralph E. Harper, Esq.

          14. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Stockholders, and each Underwriter and the Company's, the Selling Stockholders' and each Underwriter's respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representations, warranties, indemnities and contribution agreements of the Company and the Selling Stockholders contained in this Agreement shall also be for the benefit of any person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and except that the Underwriters' indemnity and contribution agreements shall also be for the benefit of the directors of the Company, the officers of the Company who have signed either Registration Statement, any person or persons, if any, who control the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, the Selling Stockholders and any person or persons, if any, who control a Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares from the Underwriters will be deemed a successor because of such purchase.

          15. APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law or conflict of law principles thereof. Each party hereto consents to the jurisdiction of the state and federal courts sitting in New York and agrees to accept, either directly or through an agent, service of process of each such court.

          16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          If the foregoing correctly sets forth our understanding, please indicate the Underwriters' acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.


                                    Very truly yours,

                                    GLEASON CORPORATION


                                    By:
                                         ------------------------------
                                         Name:
                                         Title:


                                    SELLING STOCKHOLDERS:


                                    GLEASON FOUNDATION


                                    By:
                                         ------------------------------
                                    Name:
                                    Title:


                                    THE RETIREMENT PLAN OF THE
                                     GLEASON WORKS


                                    By:
                                         ------------------------------
                                         Name:
                                         Title:

Accepted as of the date first above written:

FURMAN SELZ LLC



By:
   ------------------------------
Title:
      ---------------------------

MCDONALD & COMPANY SECURITIES, INC.



By:
   ------------------------------
Title:
      ---------------------------

ABN AMRO CHICAGO CORPORATION



By:
   ------------------------------
Title:
      ---------------------------

                                                                      SCHEDULE I


                                  UNDERWRITERS


                 Underwriting Agreement dated __________, 1997


                                            (1)              (2)              (3)
                                                        Number of Firm
                                       Number of Firm    Shares to be      Aggregate
                                        Shares to be    Purchased from   Number of Firm
                                       Purchased from    the Selling      Shares to be
                                        the Company      Stockholders      Purchased
                                       --------------   --------------   --------------
Name and Address
----------------
Furman Selz LLC......................
                                        ----------       ----------       ----------
McDonald & Company Securities, Inc...
                                        ----------       ----------       ----------
ABN AMRO Chicago Corporation.........
                                        ----------       ----------       ----------
Total................................      400,000        1,200,000        1,600,000
                                        ==========       ==========       ==========

                                                                     SCHEDULE II


                              SELLING STOCKHOLDERS

                                                                (2)
                                                (1)       Maximum Number of
Name and Address of                         Firm Shares   Additional Shares
Selling Stockholder                         to be Sold    to be Sold
-------------------                         -----------   -----------------
The Retirement Plan of The Gleason Works        770,104                   0
Gleason Foundation                              429,896              64,484

Total.....................................    1,200,000              64,484
                                              =========              ======